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                                                                       EXHIBIT 1
                             ARTICLES OF AMENDMENT

                                     to the

                           ARTICLES OF INCORPORATION

                                       of

                        INMEDICA DEVELOPMENT CORPORATION


     Pursuant to the provisions of the Utah Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     FIRST:  The name of the corporation is InMedica Development Corporation.

     SECOND: Article IV of the Articles of Incorporation is amended in its entirety so as to read as follows:

     Article IV.  SHARES.  This Corporation is authorized to issue two classes
     -------------------
of shares, to be designated respectively common shares and preferred shares. Fully paid shares of the Corporation shall not be subject to any further call or assessment. The common and preferred shares are described as follows:

(a) The total number of common shares which this Corporation shall have authority to issue is 20,000,000, par value of $0.001 per share. Common shares have all rights not granted to the preferred shares.

(b) The total number of preferred shares which this corporation shall have authority to issue is 10,000,000. The Board of Directors shall have authority by resolution and without shareholder approval to designate any series of preferred shares by a distinguishing letter, number or title so as to distinguish the shares thereof from the shares of all other series or classes and to fix and determine the relative rights and preferences of the shares of each series so established, including but not limited to: (i) the rate and nature of any dividend rights, (ii) the price at which, and the terms and conditions on which, the shares may be issued and the par value thereof, if any, (iii) the amount payable upon the shares in the event of involuntary liquidation or dissolution, (iv) the amount payable upon the shares in the event of voluntary liquidation or dissolution, (v) any sinking fund provision for redemption or purchase of
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     the shares, (vi) the terms and conditions on which the shares may be converted to shares of another series and class, if the shares of any series are issued with the privilege of conversion, (vii) any voting rights pertaining to the shares, (viii) whether such shares shall be redeemable and if so the terms and conditions of such redemption. Each resolution adopted by the Board of Directors pursuant to the powers expressly delegated in this paragraph 4(b) shall be filed with the Division of Corporations of the State of Utah pursuant to Sections 16-10a-602 and 1006, Utah Code Annotated.

     THIRD: This amendment was adopted by the shareholders at a meeting held June 16, 1995.

  FOURTH: The number of shares of the Corporation outstanding at the time of such adoption was 7,474,403 shares of common stock, $.001 par value. The number of such shares indisputably present at the meeting and entitled to vote on the amendment was 4,343,740. The number of shares voted for such amendment was 4,242,920; and the number of shares voted against such amendment was 92,320.
The number of shares voting in favor of the amendment was sufficient to approve adoption of the amendment.


     Dated this 16th day of June, 1995.

                                       INMEDICA DEVELOPMENT CORPORATION



                                       By /s/ Larry E. Clark
                                         -----------------------------
                                          Its President

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STATE OF UTAH       )
                    : ss
COUNTY OF SALT LAKE )

     The undersigned Notary Public does hereby certify that on this 16 day of June, 1995, personally appeared before me Larry E. Clark who being by me first duly sworn, declared that he is the President of InMedica Development Corporation, that he signed the foregoing document as President of the Corporation, and that the statements therein contained are true.



                                   /s/ Scott R. Jenkins
                                  -------------------------------
                                        NOTARY PUBLIC
                                  Residing at:   SLC, UT
                                                -----------------
My Commission Expires:8/7/96

                                    [SEAL]

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